                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              __________________

                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                      TO
                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 10, 1997

                              __________________

                       STERLING CHEMICALS HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       1-00059                 76-0185186
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                         1200 SMITH STREET, SUITE 1900
                          HOUSTON, TEXAS  77002-4312
                                (713) 650-3700
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                (713) 650-3700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                              __________________

                           STERLING CHEMICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                    333-04343-01             76-0502785
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                         1200 SMITH STREET, SUITE 1900
                          HOUSTON, TEXAS  77002-4312
                                (713) 650-3700
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                              __________________

                                (713) 650-3700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 10, 1997, Sterling Pulp Chemicals (Sask) Ltd. ("Sterling Sask"), an indirect wholly owned subsidiary of Sterling Chemicals Holdings, Inc. (the "Company"), acquired substantially all of the assets of Saskatoon Chemicals Ltd. ("Saskatoon Chemicals"), a subsidiary of Weyerhaeuser Canada Ltd. The acquired assets (the "SaskChem Business") include a manufacturing plant near Saskatoon, Saskatchewan, and were used by Saskatoon Chemicals to manufacture sodium chlorate, caustic soda, calcium hypochlorite, chlorine and hydrochloric acid. The Company intends to continue such uses.

     Total consideration for the acquisition consisted of approximately $69.2 million cash and the assumption of the current liabilities of the SaskChem Business, which amount was determined through negotiations between representatives of the Company and Saskatoon Chemicals. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

     The sources of financing for the cash portion of the acquisition consideration were (i) approximately $54.6 million under a new credit facility established by Sterling Sask with a group of lenders led by The Chase Manhattan Bank of Canada, (ii) approximately $7.3 million pursuant to a private placement of common stock of the Company, and (iii) approximately $7.3 million pursuant to a private placement of Units, each Unit consisting of shares of the Company's newly authorized Cumulative Redeemable Preferred Stock, Series B and Warrants to purchase shares of common stock of the Company.

     The acquisition of the SaskChem Business requires the filing of financial statements and pro forma financial information pursuant to Rule 11.01(a)(1) of Regulation S-X.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of the business acquired.

     The financial statements of the SaskChem Business, omitted from the initial filing of this Form 8-K as permitted by such Form, are included herein.

     (b) Pro forma financial information.

     The pro forma financial information reflecting the acquisition of the SaskChem Business, omitted from this initial filing of this Form 8-K as permitted by such Form, are included herein.

     (c)  Exhibits.  None.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                       STERLING CHEMICALS HOLDINGS, INC.
                                       STERLING CHEMICALS, INC.
                                       (Registrants)

Date: September 22, 1997

                                             /s/ JIM P. WISE
                                       By: __________________________________
                                           Jim P. Wise
                                           Vice President-Finance and
                                           Chief Financial Officer

ITEM 7 (a) AND (b)

            PRO FORMA CONSOLIDATED STATEMENTS AND OTHER INFORMATION


     Sterling Chemicals, Inc. (prior to the Merger, "Sterling") and STX Acquisition Corp. ("STX Acquisition"), a Delaware corporation formed in April 1996 by an investor group led by The Sterling Group, Inc. ("TSG") and The Unicorn Group L.L.C. ("Unicorn"), entered into an Amended and Restated Agreement and Plan of Merger dated April 24, 1996 (the "Merger Agreement"). On August 20, 1996, the Merger Agreement was approved by a majority of the shares outstanding, and on August 21, 1996, STX Acquisition merged with and into Sterling, changing its name to Sterling Chemicals Holdings, Inc. ("Holdings"), and continuing as the surviving corporation (the "Merger"). In connection with the Merger, Holdings transferred all of its operating assets and liabilities excluding its 13 1/2% Senior Secured Discount Notes Due 2008 (the "13 1/2% Notes") to a wholly owned subsidiary, STX Chemicals Corp., which at the time of the Merger changed its name to Sterling Chemicals, Inc. (after the Merger, "Chemicals"). Holdings has no direct subsidiaries other than Chemicals. As used herein, the term "Company" refers to Sterling and its subsidiaries prior to the consummation of the Merger and, following the Merger, to Holdings and its subsidiaries, including Chemicals. The Company has accounted for the Merger and related financing (collectively the "1996 Recapitalization") as a series of debt and equity transactions representing a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities have not been impacted by the 1996 Recapitalization.

     On January 31, 1997, the Company acquired (the "AFB Acquisition") the acrylic fibers business (the "AFB") of Cytec Industries Inc. ("Cytec").

     On April 7, 1997, Chemicals completed a private offering (the "11 1/4% Notes Offering") of $150,000,000 of 11 1/4% Senior Subordinated Notes Due 2007 (the "11 1/4% Notes"). The 11 1/4% Notes are unsecured senior subordinated obligations of Chemicals, ranking subordinate in right of payment to all existing and future senior debt of Chemicals, but pari passu with the 11 3/4% Notes and all future senior subordinated indebtedness. On July 7, 1997, Chemicals completed a registered exchange offer, pursuant to which all of the 11 1/4% Notes were exchanged for publicly registered 11 1/4% Notes with substantially similar terms.

     On July 10, 1997, Sterling Pulp Chemicals (Sask) Ltd. ("Sterling Sask"), an indirect wholly owned subsidiary of Holdings and Chemicals, acquired substantially all of the assets of Saskatoon Chemicals Ltd. ("Saskatoon Chemicals"), a subsidiary of Weyerhaeuser Canada Ltd. (the "Saskatoon Acquisition").

     The unaudited pro forma statements of operation presented below for the year ended September 30, 1996, and for the sixth month period ended March 31, 1997, have been derived from the financial statements of the Company in the Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and the Company's Form 10-Q for the six months ended March 31, 1997, and from the unaudited financial information of the AFB and Saskatoon Chemicals and give effect to the 1996 Recapitalization, the AFB Acquisition, the 11 1/4% Notes Offering and the Saskatoon Acquisition as if they had occurred on October 1, 1995. The unaudited pro forma consolidated balance sheet as of March 31, 1997, has been derived from the unaudited consolidated balance sheet of the Company included in its Form 10-Q for the period ended March 31, 1997 and from the unaudited financial information of the AFB and Saskatoon Chemicals and gives effect to the Saskatoon Acquisition and the 11 1/4% Notes Offering as if they had occurred on March 31, 1997. The unaudited pro forma consolidated financial data do not necessarily represent what the Company's financial position or results of operations would have been if the 1996 Recapitalization, the AFB Acquisition, the 11 1/4% Notes Offering and the Saskatoon Acquisition had actually been completed as of the dates indicated and are not intended to project the Company's financial position or results of operations for any future period or as of any date. In addition, the unaudited historical information for AFB and Saskatoon Chemicals has been furnished by Cytec and Weyerhaeuser, respectively. The unaudited historical information of the Company presented below should be read in conjunction with the historical Consolidated Financial Statements of the Company and its subsidiaries and the related notes thereto and "Management`s Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and in the Quarterly Reports on Form 10-Q.

     Holdings is a holding company whose only material asset is Chemicals. Holdings' only material liability is its obligation to repay the 13 1/2% senior subordinated discount notes due 2008 (Discounts Notes) issued in connection with the Merger. Chemicals and its subsidiaries own substantially all of the consolidated operating assets and are obligated for substantially all liabilities of the Company other than the Discount Notes. Other than the additional interest expense associated with the Discount Notes, the results of operations for Holdings is the same as Chemicals. Accordingly, separate unaudited pro forma statements of operations and balance sheet for Chemicals would not, in the opinion of the Company, provide additional meaningful information and therefore are not included herein.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                         Acrylic Fibers      Saskatoon
                                      The Company          Business          Chemicals        Pro Forma     The Company
                                      Historical          Historical         Historical      Adjustments     Pro Forma
                                      ----------          ----------         ----------      -----------     ---------
Revenues                               $  790.4           $   136.5          $    49.6       $    (1.0)(l)   $   975.5
Cost of goods sold                        679.0               113.5               33.2             2.1 (a)       827.8
                                       --------           ---------          ---------       ---------       ---------
    Gross profit                          111.4                23.0               16.4            (3.1)          147.7
Expenses
  Selling, general &
   administrative expense                  40.3                15.4                5.0            (3.8)(b)        56.9
  Merger related expenses                   3.6                  --                 --              --             3.6
  Write off of assets                       3.7                  --                 --              --             3.7
Interest and debt related
 expenses, net of interest income          13.4                  --                 --            62.2 (c)        91.6
                                                                                                  16.0 (d)
                                       --------           ---------          ---------       ---------       ---------
Income (loss) before income taxes          50.4                 7.6               11.4           (77.5)           (8.1)
Provision (benefit) for income taxes       16.9                  --                3.4           (23.8)(e)        (3.5)
                                       --------           ---------          ---------       ---------       ---------
Income (loss) from continuing
 operations                            $   33.5           $     7.6          $     8.0       $   (53.7)       $   (4.6)
                                       ========           =========          =========       =========        ========
Per share data:
Income (loss) from continuing
 operations attributable to
 common stockholders                   $   0.66(f)                                                            $  (0.51)(f)
Weighted average shares outstanding        50.7                                                                   12.8 (f)

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                         Acrylic Fibers      Saskatoon
                                      The Company          Business          Chemicals        Pro Forma     The Company
                                      Historical          Historical(k)      Historical      Adjustments     Pro Forma
                                      ----------          ----------         ----------      -----------     ---------
Revenues                               $  426.7           $    44.5          $    23.4       $    (0.5)(l)   $   494.1
Cost of goods sold                        394.8                42.0               15.6             2.3 (a)       454.7
                                       --------           ---------          ---------       ---------       ---------
   Gross profit                            31.9                 2.5                7.8            (2.8)           39.4
Expenses
  Selling, general &
   administrative expense                  13.3                 3.5                1.9            (1.3)(b)        17.4
Interest and debt related
 expenses, net of interest income          39.5                  --                 --             6.9 (d)        46.4
                                       --------           ---------          ---------       ---------       ---------
Income (loss) before income taxes         (20.9)              ( 1.0)               5.9            (8.4)          (24.4)
Provision (benefit) for income taxes       (5.9)                 --                5.2            (6.4)(e)        (7.1)
                                       --------           ---------          ---------       ---------       ---------
Income (loss) from continuing
 operations                            $  (15.0)          $    (1.0)         $     0.7       $    (2.0)      $   (17.3)
                                       ========           =========          =========       =========       =========
Per share data:
Income (loss) from continuing
 operations attributable to
 common stockholders                   $  (1.40)(f)                                                          $   (1.43)(f)
Weighted average shares outstanding        10.9                                                                   12.8 (f)

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1997
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                       Saskatoon
                                                    The Company        Chemicals        Pro Forma      The Company
                                                    Historical         Historical      Adjustments      Pro Forma
                                                    ----------         ----------       ----------     -----------
Current Assets:
  Cash                                              $      6.3         $       --       $     1.6(g)    $      6.1
                                                                                             (1.8)(i)
  Accounts receivable                                    159.7                6.4                            166.1
  Inventories                                             75.8                4.5                             80.3
  Prepaid expenses                                        16.7                 --                             16.7
  Deferred income taxes                                    6.6                 --                              6.6
                                                    ----------         ----------       ---------       ----------
      Total current assets                               265.1               10.9            (0.2)           275.8
Property, plant & equipment, net                         439.6               35.2            22.8(g)         497.6
Other assets                                             127.2               (3.1)            3.1(g)         125.7
                                                                                              0.1(g)
                                                                                              2.6(h)
                                                                                              1.8(i)
                                                                                             (6.0)(i)
                                                    ----------         ----------       ---------       ----------
      Total assets                                  $    831.9         $     43.0       $    24.2       $    899.1
                                                    ==========         ==========       =========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIENCY IN ASSETS)
Current liabilities
  Accounts Payable                                  $     70.4         $      1.7       $               $     72.1
  Accrued liabilities                                     63.6                2.2                             65.8
  Current maturities of long-term debt                    22.0                                2.8(h)           5.8
                                                                                            (19.0)(i)
                                                    ----------         ----------       ---------       ----------
      Total current liabilities                          156.0                3.9           (16.2)           143.7
Long-term debt                                           808.6                 --           150.0(i)         879.5
                                                                                           (131.0)(i)
                                                                                             51.9 (h)
Deferred income taxes                                     47.2               11.7           (11.7)(g)         45.1
                                                                                             (2.1)(i)
Deferred credits and other liabilities                    89.6                 --                             89.6
Common stock held by ESOP                                  7.7                 --                              7.7
Less: unearned compensation                               (6.6)                --                             (6.6)
Redeemable preferred stock                                10.2                 --             7.3 (m)         17.5
Stockholders' equity (deficiency in assets):
  Common stock; $0.01 par value                             --                2.2            (2.2)(g)          0.1
                                                                                              0.1 (j)
  Additional paid-in capital                            (551.3)               0.1            (0.1)(g)       (544.1)
                                                                                              7.2 (j)
  Retained earnings                                      291.5               25.1           (25.1)(g)        287.6
                                                                                             (3.9)(i)
  Accumulated translation adjustment                     (21.0)                --                            (21.0)
  Treasury stock, at cost, 7,000 shares
   at March 31, 1997                                        --                 --                               --
                                                    ----------         ----------       ---------       ----------
      Total stockholders' equity
       (deficiency in assets)                           (280.8)              27.4           (24.0)          (277.4)
                                                    ----------         ----------       ---------       ----------
         Total liabilities and
          stockholders' equity
          (deficiency in assets)                    $    831.9         $     43.0       $    24.2       $    899.1
                                                    ==========         ==========       =========       ==========

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)


(a) Reflects the adjustment to depreciation resulting from the purchase price allocation for the AFB Acquisition and the Saskatoon Acquisition. The AFB Acquisition and the Saskatoon Acquisition were accounted for using the purchase method of accounting.

(b) Reflects the elimination of corporate overhead allocations from Cytec and Weyerhaeuser net of the additional costs of the Company to replace the services provided by Cytec and Weyerhaeuser.

(c) Represents adjustments to reflect interest expense related to the Credit Agreement dated as of June 21, 1996 among Chemicals, Texas Commerce Bank National Association ("TCB") and certain other financial institutions (the "Original Credit Agreement"), the 11 3/4% Notes and the 13 1/2% Notes.

                                                                                   Year Ended
                                                                               September 30, 1996
                                                                               ------------------
          Interest expense on the Original Credit Agreement (assumes 8.3%
           interest rate)                                                           $   29.8
          Interest expense on the 11 3/4% Notes                                         32.3
                                                                                    --------
            Pro forma cash interest expense (including capitalized interest)            62.1
          Interest expense on the 13 1/2% Notes                                         13.5
          Amortization of deferred financing costs and debt discount                     4.1
                                                                                    --------
            Pro forma interest expense                                                  79.7
          Less: Interest expense recorded                                              (13.4)
            Capitalized interest                                                        (4.1)
                                                                                    --------
              Pro forma adjustment                                                  $   62.2
                                                                                    ========

(d) Represents net adjustments to interest expense to reflect the AFB Acquisition, the Notes Offering and the Saskatoon Acquisition as follows:


                                                                                    Year Ended        Six Months Ended
                                                                                September 30, 1996     March 31, 1997
                                                                                ------------------    ----------------
     Interest expense on Credit Agreement dated as of January 31, 1997
      Among Chemicals, TCB and certain other financial institutions
      (the "New Credit Agreement") (assumes 8.3% interest rate)                      $   6.7               $   2.3
     Interest expense on the 11  1/4% Notes                                             16.9                   8.4
     Interest expense reduction upon the partial prepayment under
      the Original Credit Agreement (assumes 8.0% interest rate)                       (12.0)                 (6.0)
     Net decrease in amortization of deferred financing costs                           (0.5)                 (0.3)
                                                                                     -------               -------
     Pro forma impact of the New Credit Agreement and the 11  1/4%
      Notes Offering                                                                    11.1                   4.4
     Interest expense on the Sterling Sask Credit Facility (assumes
      8.8% interest Rate)                                                                4.9                   2.5
                                                                                     -------               -------
         Total pro forma interest expense                                            $  16.0               $   6.9
                                                                                     =======               =======

(e) Represents the adjustments necessary to tax effect the pro forma adjustments and other operating results at a 35% statutory rate.

(f)  The following is the calculation of earnings per share:

                                                                              Year Ended             Six Months Ended
                                                                          September 30, 1996          March 31, 1997
                                                                        -----------------------   ----------------------
                                                                        Historical    Pro forma   Historical   Pro forma
                                                                        ----------    ---------   ----------   ---------
     Income (loss) from continuing operations                           $     0.66    $   (0.36)  $    (1.38)  $   (1.35)
     Effect of Preferred Stock dividends                                        --        (0.15)       (0.02)      (0.08)
                                                                        ----------    ---------   ----------   ---------
     Income (loss) from continuing operations attributed
      to common stockholders                                            $     0.66    $   (0.51)  $    (1.40)  $   (1.43)
                                                                        ==========    =========   ==========   =========

     Weighted average shares outstanding after giving effect to the AFB Acquisition and the Saskatoon Acquisition represents the 11.141 million shares of Holdings Common Stock outstanding at September 30, 1996, the
     0.833 million shares issued in connection with the AFB Acquisition plus the
     0.608 million shares issued in connection with the Saskatoon Acquisition less the estimated 0.557 million unallocated shares held by the ESOP formed in connection with the 1996 Recapitalization, which are not considered outstanding for earnings per share calculations until they are allocated to ESOP plan participants.

(g) Represents management's estimate of the adjustments necessary to record the purchase of Saskatoon Chemicals:

     Sources of Funds:
       Sterling Sask Credit Facility (h)                             $   54.7
       Preferred Stock and New Warrants (m)                               7.3
       New common stock (j)                                               7.3
                                                                     --------
          Total sources                                              $   69.3
                                                                     ========
     Uses of Funds:
       Cash paid to Weyerhaeuser                                     $   64.8
       Saskatoon acquisition costs including debt issue costs             2.9
       Retained cash                                                      1.6
                                                                     --------
          Total uses                                                 $   69.3
                                                                     ========
     The Company consideration paid:
       Cash to Weyerhaeuser                                          $   64.8
       Saskatoon acquisition costs                                        0.3
                                                                     --------
          Total consideration                                            65.1
        Less: Saskatoon Chemicals equity                                (27.4)
                                                                     --------
        Net adjustment                                               $   37.7
                                                                     ========
     Allocation of adjustment:
       Property, plant and equipment, net                            $   22.8
       Deferred income tax liability                                     11.7
       Goodwill                                                           0.1
       Other assets                                                       3.1
                                                                     --------
       Net adjustment                                                $   37.7
                                                                     ========

(h) Represents the incurrence of debt and related issue costs to complete the Saskatoon acquisition.

(i) Represents the incurrence of $150.0 in debt pursuant to the 11 1/4% Notes Offering, the prepayment of $150.0 of debt under the Original Credit Agreement and the related deferred financing costs of $1.8. Debt issuance costs of $6.0 ($3.9 net of tax) related to the early extinguishment of debt have been written off.

(j) Represents the issuance of .608 million shares of Common Stock par value $.01 related to the Saskatoon Acquisition for consideration of $12 per share.

(k) Represents AFB results from October 1, 1996 to January 31, 1997, the four months of the six month period ended March 31, 1997, which are not included in the Company's consolidated results as they preceded the closing of the AFB Acquisition.

(l) Represents an adjustment to the historical pricing of sodium chlorate sold to Weyerhaeuser to reflect the pricing formula in the Chlorate Agreements.

(m) Represents the issuance of .073 million shares of New Preferred Stock par value $.01 and liquidation preference of $100 per share and New Warrants to purchase .200 million shares Holdings Common Stock (exercisable for nominal consideration) to investors for consideration of approximately $7.3.